Sallie Mae Investor Forum The Evolution of Our Balance Sheet and Capital Allocation Strategy December 12, 2023 Exhibit 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information regarding SLM Corporation (the “Company”) is current as of December 12, 2023 (unless otherwise noted). This entire Presentation constitutes “forward-looking” statements and information and is based on various and multiple assumptions set forth herein and on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: all of the estimates and illustrative scenarios and examples contained in this Presentation, statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2023 guidance; the Company’s future horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s estimates of future originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward- looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the Securities and Exchange Commission (the “SEC”) on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

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Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 4 Three years ago, we set course on a strategy that we felt could create significant value – Maintain a “flattish” balance sheet by selling loans and buying back shares. Where We Started Loan Sale Arbitrage Capitalize on valuation disconnect that exists between whole loan and equity prices • Have sold almost $14 billion in whole loans at an average price of approximately 110% • Have used a portion of the loan sale proceeds and capital released to buy back approximately 203 million shares of the Company at an average price of $15.05 through Q3 2023 – nearly 50% of the shares outstanding at the beginning of 2020. Capital Management Manage the capital requirements of CECL during the phase-in period. • Adjusted transition amount of approximately $840 million required to be phased into regulatory capital ratios over a 4-year period beginning in January 2022 – approximately $210 million of capital allocated to the transition each year with the final transition amount to occur in January 2025.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 5 This Strategy has been Successful in Driving Absolute and Relative Total Shareholder Return Our Total Shareholder Return leads the pack when evaluated alongside various key indices Data above, summarized from Bloomberg as of 12/11/2023, close of market. Current TSR Trends SLM KBW Bank Index S&P 400 Regional Bank Sub-Industry Index S&P Supercomposite Consumer Finance Sub- Industry Index 106.71% -10.90% 15.24% 29.26% 3 Year as of 12/11/2023 50.85% 3.47% 29.77% 33.06% 2 Year as of 12/11/2023 -4.61% -28.69% -10.25% -7.67% 1 Year as of 12/11/2023 5.74% -8.19% -8.43% 12.23% Since 12/31/2019

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 6 The end of our CECL Phase-in Period is now on our Planning Horizon → SLM recorded an $836mm impact to retained earnings from the Bank’s adoption of CECLA → On January 1 of 2022 and 2023 respectively, 25 percent of the adjusted transition amount was phased in for regulatory capital purposes → On January 1 of 2024 and 2025, the remaining transition amounts will continue to be phased in, with an increase in capital deployment flexibility following the final phase-in charge A As of January 1, 2020, as adjusted for subsequent revisions during the two-year deferral period from January 1, 2020, to January 1, 2022. $(836) $209 $209 $209 $209 $(627) $(418) $(209) CECL Day 1 Impact 1-Jan-2022 1-Jan-2023 1-Jan-2024 1-Jan-2025CECL Transition Adjustment Day 1 Impact on Retained EarningsA Subsequent Regulatory Capital Phase-In % LTM Income — 18% 45% — — Actuals Forecast

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 7 Despite Noticeably Higher Return on Equity, we Trade Below Key Banking Indices Data above, summarized from Bloomberg as of 12/11/2023, close of market.

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Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 9 As we near the end of the CECL phase-in period, our investment thesis has evolved and allows for measured growth as well as strong capital return. The Evolution of our Investment Thesis Strong and Predictable Balance Sheet Growth Our attractive market and competitive position provide a basis for strong and predictable balance sheet growth which we intend to moderate through continued loan sales. Capital Return Strong earnings through balance sheet growth and continued loan sales create significant capacity for return of capital through a growing dividend, continued share repurchases, and other methods of capital return. Strong EPS Performance & Return on Common Equity Loan growth and operating leverage provide a basis for even stronger recurring EPS performance and return on common equity (ROCE12) Manageable Risk Profitability and balance sheet strength reduce risk and increase resiliency of results.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 10 To illustrate the power of our evolved investment thesis, we have provided the brief illustrative vignettes in the pages that follow. While viewing this data, it is important to keep in mind: Methodology for Data Summaries • This data is not to be understood as guidance and is not a substitute for our annual guidance process, which in turn is not a guarantee of performance. We will provide guidance for 2024 when we report on Q4 and full-year 2023 results. • This data is the output from a simplified financial framework and as such does not reflect or assume any changes in macroeconomic conditions. • We have made simplifying assumptions based largely on the most recentB financial performance of the Company, except when there was a compelling reason against doing so. Assumptions are found on the pages that follow and in the Appendix to this presentation. • The purpose of these illustrative vignettes is to provide a general sense of how our evolved investment thesis might translate into performance. • We expect investors and analysts to draw their own conclusions about how these key variables might evolve over time. • We expect that these simplified views will provide a useful road map as analysts and investors develop their own, more detailed, and dynamic, assumptions and models. • We have provided sensitivities that show how modeled results change with the modification of key variables. • Unknown events, such as future major disruptions in the student lending market and/or the capital markets, could cause the illustrative vignettes presented herein to be unrepresentative of any future performance. • See Appendix for a detailed list of assumptions made for key variables used in our simplified financial framework. B Q3 2023.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 11 Utilize Loan Sales to Support Moderate Balance Sheet Growth • Private Education Student Loan Market Growth is assumed to be 5% annually. • Sallie Mae’s share of that market is assumed to be 58%, equal to the FY 2022 market share. • Allowance as a percentage of outstanding Principal is assumed to be 6.5% in Year 1 and improve 10 basis points each year as the portfolio grows and becomes more seasoned, beginning in Year 2. • Prepayment assumption is equal to 9.5%. Balance Sheet Growth 2% 5% 6% 7% 8% * For a full list of assumptions, please see the Appendix, accompanied by the Footnotes at the end of this document. Key Metrics Year 1 Year 2 Year 3 Year 4 Year 5 Originations 6,712 7,048 7,400 7,770 8,159 Loans Sold 3,400 3,000 2,900 2,750 2,600 Allowance (1,398) (1,447) (1,513) (1,596) (1,695) Gross Student Loans 21,503 22,607 24,010 25,742 27,782 Risk Weighted Assets 24,046 25,280 26,849 28,786 31,067

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 12 As Balance Sheet Grows and Loan Sales Moderate, the Earnings Profile is Expected to Evolve Net RevenueC is expected to increase over time as earnings generated by loan sales are reduced. • NIM is assumed to be 5.25% annually. • Gain on Sale of loans is assumed to be 6% for Year 1 and then 7% for Year 2 and thereafter. • Assumes net charge- offs as a percentage of average loans in repayment improves to 2.25% in Year 1, and then to 2% for all remaining years. • Non-interest expenses are assumed to increase 2% in Year 1 and 3% in Year 2. Beginning in Year 3 and beyond, non-interest expenses are assumed to increase at a rate of 60% of net revenue growth each year. • An effective tax rate of 26% has been assumed. * For a full list of assumptions, please see the Appendix, accompanied by the Footnotes at the end of this document. C Excluding loan sales and associated provision release. Key Metrics Year 1 Year 2 Year 3 Year 4 Year 5 Net Revenue (excl. Gain on Sale impacts1) 1,040 1,064 1,128 1,208 1,304 Gain on Sale (and assoc. Prov. Rel.) 392 373 358 337 317 Non-Int. Exp. 640 662 686 715 749 Net Charge-Offs 363 338 357 381 410 Total EPS 2.62$ 2.77$ 3.04$ 3.34$ 3.68$

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 13 Significant Capacity for Capital Return Strong earnings and continued loan sales would be expected to allow for return of capital to shareholders through a growing dividend and continued share repurchasesD. • As net revenue from private education student loans expands, we expect the dividend payout ratio to increase. • We expect our loan sale arbitrage to continue to generate significant capital, which could be deployed for share buybacks or other forms of capital return. • In our illustrative example at right, we see the capacity to return over $2 billion to shareholders over the next 5 years. D Capital Return Initiatives are subject to determination by, and discretion of, the Company’s Board and require Board Approval. * In millions. For illustrative purposes only. * For a full list of assumptions, please see the Appendix, accompanied by the Footnotes at the end of this document. $474 $416 $420 $423 $430

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 14 Loss Absorption Capacity Expected to Remain Strong as Strategy Evolves Profitability and balance sheet strength expected to reduce risk and increase resiliency of results. • Majority of Sallie Mae capital is common equity • Under CECL, majority of Allowance is not included in Tier 2 capital * For a full list of assumptions, please see the Appendix, accompanied by the Footnotes at the end of this document.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 15 Balance Sheet Growth and Capital Return are NOT Mutually Exclusive Strong Balance Sheet & Recurring Earnings Growth • Expected to drive recurring revenue, leading to steady double- digit earnings per share growth with balance sheet expansion. • Expected to support a growing and consistent dividend. Loan Sales & Capital Return • Regular loan sales are expected to be utilized as a tool to moderate balance sheet growth. • Expected to create significant capacity for return of capital through continued share repurchases and other forms of capital return. High ROCE Loans The “Hero” of our Strategy Over the 5-year period, the average Return on Common Equity12 of our Private Education Loan Business is expected to be 28% E E Represents the results of the 5-year period shown in the simple financial framework, based on assumptions defined in the Appendix to this document. Increased Recurring Earnings Expected Outcomes Attractive Growth Robust Capital Return

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Even more Compelling if Assumed Premiums for Loan Sales Increase

As multiple expands and rates decline, Gain on Sale premiums should be expected to expand alongside.

	Illustrative Base Case				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,040	1,064	1,128	1,208	1,304
Total EPS	2.62	2.77	3.04	3.34	3.68
Total $ Capital Return	474	416	420	423	430

As a reminder, our base case assumption assumes Loan Sale Premiums in Year 1 are 6% and then step-up to 7% in years 2 through 5.

	Loan Sale Premium = 7% in Year 1, 8% in Years 2 through 5				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,040	1,064	1,128	1,208	1,304
Total EPS	2.75	2.91	3.20	3.51	3.87
Total $ Capital Return	505	438	441	444	450

	Loan Sale Premium = 5.5%				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,040	1,064	1,128	1,208	1,304
Total EPS	2.56	2.58	2.83	3.10	3.42
Total $ Capital Return	458	383	388	393	402

For illustrative purposes only. Only variable changed in these illustrative scenarios was Gain on Sale percentage.

* Net Revenue (excl. Gain on Sale Impacts[1]) and Total $ Capital return shown in millions.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved.

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Illustrative Credit Performance Scenarios

Our Net Charge-offs as a percentage of average loans in repayment may improve over our base assumption or remain consistent with levels experienced in the first 9 months of 2023. We believe that the resulting performance of our private education loan assets remains compelling.

	Illustrative Base Case				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,040	1,064	1,128	1,208	1,304
Total EPS	2.62	2.77	3.04	3.34	3.68
Total $ Capital Return	474	416	420	423	430

As a reminder, our base case assumption assumes Net charge-offs as a percentage of Avg. Loans in Repayment improve to 2.25% in year 1 and then 2% for all remaining years presented.

	NCO (as a % of avg. loans in repay.) = 2.15% in Year 1, 1.9% in Years 2 through 5				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,054	1,083	1,149	1,231	1,329
Total EPS	2.67	2.83	3.11	3.42	3.76
Total $ Capital Return	478	423	427	431	440

	NCO (as a % of avg. loans in repay.) = 2.4%				
	Year 1	Year 2	Year 3	Year 4	Year 5
Net Revenue (excl. Gain on Sale impacts[1])	1,014	999	1,054	1,125	1,212
Total EPS	2.53	2.53	2.78	3.06	3.37
Total $ Capital Return	466	392	393	394	398

For illustrative purposes only. Net Charge-offs as a % of Average Loans in Repayment is the only assumption adjusted in each scenario. Allowance assumptions remain as stated in the base case for each of the varying scenarios presented above.

* Net Revenue (excl. Gain on Sale Impacts[1]) and Total $ Capital return shown in millions.

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved.

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Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Appendix

Confidential and proprietary information. © 2023 Sallie Mae Bank. All rights reserved. 20 The following assumptions were made in the production of the illustrative, simplified financial framework illustrated herein: • Market Share – 58%2 • Private Education Student Loan Market Growth – 5%3 • Allowance – 6.5% in Year 1, with 10 basis point improvement each year thereafter4 • Prepayments – 9.5%5 • NIM – 5.25%6 • Gain on Sale – 6% for Year 1, 7% for Year 2 and thereafter7 • Net Charge-offs as a % of average loans in repayment – 2.25% in Year 1, 2.0% in Years 2 through 58 • Non-interest Expenses – Increase 2% in Year 1 and 3% in Year 2. In Year 3 and thereafter, non-interest expenses are assumed to increase at a rate of 60% of net revenue growth each year.9 • Effective Tax Rate – 26%10 • Capital Return – We expect that net revenue from private education loan expansion will allow our dividends to grow over the 5-year period, and that the continuation of our loan sale arbitrage over the 5-year period will allow for continued share repurchases as well as other forms of capital return.11 Assumptions

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Footnotes

22 1. Gain on Sale Impacts includes both the Gain on Sale premium as well as the associated Provision release. 2. Source: Enterval CBA Report for FY 2022 as of March 2023. Based on Full Market. 3. Source: Enterval CBA Report for FY 2022 as of March 2023. Based on Full Market and average growth over a 4-year period, excluding years affected by COVID. 4. Based on the most recent information in the Q3 2023 10-Q, calculated as allowance/ private education student loan principal. Expectation of a 10-basis point improvement assumes portfolio seasoning and credit stabilization, which has been observed over the first 9 months of 2023. 5. Based on the long-term average of prepayment rates for the 10 years of Smart Option Student Loan (SOSL) history. 6. This assumption considers historical performance as well as management’s current long-term expectation for NIM to be in the low- to mid-5% range. 7. As indicated by historical performance and based on an assumed and gradual improvement in market rates over a period of time. 8. Assumes improvement in net charge-offs as a % of average loans in repayment over current levels, normalizing to a rate consistent with our internal estimates as of the date of this Presentation. 9. Non-interest expense assumptions are based on the concept of leveragability (60% of net revenue growth, minus gain on sale impacts) and considers the time that it may take to reach that goal. 10. Based on the most recent full-year effective tax rate, appearing in our 2022 10-K. 11. Capital Return Initiatives are subject to determination by, and discretion of, the Company’s Board and require Board Approval. 12. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. Footnotes